Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Farmland Partners, Inc. Registration Statements on Form S-3 (No. 333-224385, No. 333-224384. No. 333-203798, and No. 333-203799) and on Form S-8 (No. 333-195268, No. 333-203874, and No. 333-217669) of our report dated March 19, 2021, relating to the December 31, 2020 and 2019 consolidated financial statements and the financial statement schedule, which appears in Farmland Partners, Inc. Annual Report on Form 10-K as of December 31, 2020.

/s/ Plante & Moran PLLC

March 19, 2021

Denver, CO